UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Integra LifeSciences Holdings Corporation
1100 Campus Road
Princeton, New Jersey 08540

SUPPLEMENT TO PROXY STATEMENT DATED APRIL 6, 2026
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 7, 2026

This proxy supplement (the “Supplement”) relates to the Notice of 2026 Annual Meeting of Stockholders and definitive proxy statement of Integra LifeSciences Holdings Corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on April 6, 2026 (the “Proxy Statement”) in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s corporate headquarters, 1100 Campus Road, Princeton, New Jersey 08540, on May 7, 2026 at 9:00 a.m. local time.
This Supplement is being filed with the Commission to provide updated information relating to Mojdeh Poul, who was named in the Proxy Statement as a nominee for election as director at the Annual Meeting. Except for the updated information set forth herein, this Supplement does not modify or supplement the Proxy Statement in any manner. This Supplement should be read in conjunction with the Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as each contains information that is important to your decisions in voting at the Annual Meeting.
On May 5, 2026, the Company announced that the Board appointed Dr. Stuart M. Essig to serve as President and Chief Executive Officer of the Company, effective as of May 1, 2026. Dr. Essig continues to serve as Chairman of the Board. Ms. Poul ceased to serve as the Company’s President and Chief Executive Officer and as a director of the Board as of the end of the day on April 30, 2026. Accordingly, Ms. Poul will therefore not stand for election as a director of the Company at the Annual Meeting. In connection with Ms. Poul’s departure from the Board, the Board has reduced the number of directors from eight to seven.
Additional Information Regarding Voting
Although Ms. Poul will not stand for election as a director at the Annual Meeting, we will not distribute or issue a new proxy card or voting instruction form to omit Ms. Poul as a nominee for election as a director at the Annual Meeting. The other director nominees named in the Proxy Statement will continue to stand for election as directors at the Annual Meeting. If you have already returned your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies received with instructions to vote for the election of Ms. Poul to the Board will not be voted with respect to her election but will continue to be voted as directed or otherwise as set forth therein and described in the Proxy Statement with respect to all other nominees and matters properly brought before the Annual Meeting. If you have not yet returned your proxy card or submitted your voting instructions, please complete the proxy card or submit instructions disregarding Ms. Poul’s name as a nominee for election to the Board. Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.